SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):
                      December 21, 2000

                     XEROX CORPORATION
   (Exact name of registrant as specified in its charter)

 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                   800 Long Ridge Road
                     P. O. Box 1600
            Stamford, Connecticut  06904-1600
    (Address of principal executive offices)(Zip Code)

    Registrant's telephone number, including area code:
                      (203) 968-3000







Item 5.  Other Events

Registrant is providing this update to the Capital Resources and Liquidity discussion contained in its Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2000 ("Q3 Form 10-Q").

Moving forward on its comprehensive business turnaround plan, Registrant today announced it has completed the sale of its China operations to Fuji Xerox Co., Ltd. for $550 million in cash. Registrant also indicated a softer fourth quarter performance is likely.

"Closing the sale of our China operations to Fuji Xerox is the first in a series of asset dispositions that are a key element in our plan and designed to restore a sound financial foundation to the business," said Paul A. Allaire, Registrant's Chairman and Chief Executive Officer.

As noted in the Q3 Form 10-Q, a lowering of the ratings of Registrant's long term senior unsecured debt by either Moody's Investor Services ("Moody's") or Standard & Poor's ("S&P") to non-investment grade status would permit counterparties to certain of Registrant's derivative agreements to require Registrant to repurchase obligations with a market value of approximately $110 million. As announced on December 1, 2000 Moody's has downgraded such debt to non-investment grade and Registrant was required to repurchase obligations with a market value of approximately $108 million, including accrued interest of approximately $16 million. In addition, Registrant has negotiated with certain counterparties to maintain certain of these derivative agreement outstanding and has posted collateral in the amount of approximately $6 million with the counterparties to do so. Registrant has also voluntarily terminated other derivative agreements in an effort to minimize its resultant exposures. These terminations resulted in gross payments to counterparties of $42.4 million and gross receipts from counterparties of $49.6 million. In the event of a lowering of Registrant's long term unsecured debt by S&P to non-investment grade status, Registrant may be required to repurchase additional derivative contracts with a current market value of approximately $64 million. The remaining derivative portfolio has a current net positive value to Registrant of $243 million. This consists of out of the money contracts with a market value of $114 million and in the money contracts with a market value of $357 million.

Subsequent to October 31, 2000, Registrant drew the $1.7 billion remaining capacity under its $7 billion Revolving Credit Agreement dated as of October 27, 1997 with a group of banks (the "Agreement"). A portion of these funds was used to repay maturing debt and the other obligations discussed in this Current Report on Form 8-K. Including the proceeds from the sale of the China operations, Registrant's cash balance currently approximates $1.4 billion, up from $154 million on September 30. Registrant remains in compliance with the covenants, terms and conditions in the Agreement, which matures on October 22, 2002.

Registrant has renegotiated a $400 million accounts receivable facility against which the balance outstanding was $315 million, which might otherwise have been required to be runoff as a result of the Moody's downgrade described above. The facility size has been reduced to $290 million, resulting in a loss of liquidity of $25 million. The facility size will remain at $290 million unless and until Registrant is downgraded to or below BB by S&P and Ba2 by Moody's. In connection with the foregoing, Registrant has also renegotiated an outstanding finance receivables securitization transaction with one of the same counterparties resulting in a one-time payment by Registrant of approximately $40 million, bringing the capital balance outstanding on this amortizing transaction to $360 million

 "These activities further strengthen Xerox's liquidity," said Allaire. "As we said when we announced our agreement to sell the Xerox China operations, our asset dispositions are on track and ahead of schedule, our cost reduction program is on track. And while we are confident for a turnaround in 2001, our fourth quarter performance is likely to be softer than the third quarter, especially in light of the current economic environment."

Registrant's turnaround plan, announced in late October, includes the sale of assets totaling $2 billion to $4 billion, a $1 billion cost-reduction program
and a focus on core growth businesses.   Registrant has $2.7 billion of debt
maturing in 2001. Registrant believes that timely completion of its asset sales and cost reduction program will provide adequate liquidity to satisfy its maturing debt and other cash needs
_____________________________________________________________________________

                        Forward-Looking Statements

From time to time the Registrant (or the "Company") and its representatives may provide information, whether orally or in writing, which are deemed to be "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995 ("Litigation Reform Act"). These forward-looking statements and other information relating to the Company are based on the beliefs of management as well as assumptions made by and information currently available to management.

The words "anticipate," "believe," "estimate," "expect," "intend," "will," and similar expressions, as they relate to the Company or the Company's management, are intended to identify forward-looking statements. Such statements reflect the current views of the Registrant with respect to future events and are subject to certain risks, uncertainties and assumptions.
Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Registrant does not intend to update these forward-looking statements.

In accordance with the provisions of the Litigation Reform Act we are making investors aware that such "forward-looking" statements, because they relate to future events, are by their very nature subject to many important factors which could cause actual results to differ materially from those contained in the "forward-looking" statements. Such factors include but are not limited to the following:

Competition - the Registrant operates in an environment of significant competition, driven by rapid technological advances and the demands of customers to become more efficient. There are a number of companies worldwide with significant financial resources which compete with the Registrant to provide document processing products and services in each of the markets served by the Registrant, some of whom operate on a global basis. The Registrant's success in its future performance is largely dependent upon its ability to compete successfully in its currently-served markets and to expand into additional market segments.

Transition to Digital - presently black and white light-lens copiers represent approximately 25% of the Registrant's revenues. This segment of the general office market is mature with anticipated declining industry revenues as the market transitions to digital technology. Some of the Registrant's new digital products replace or compete with the Registrant's current light-lens equipment. Changes in the mix of products from light-lens to digital, and the pace of that change as well as competitive developments could cause actual results to vary from those expected.

Pricing - the Registrant's ability to succeed is dependent upon its ability to obtain adequate pricing for its products and services which provide a reasonable return to shareholders. Depending on competitive market factors, future prices the Registrant can obtain for its products and services may vary from historical levels. In addition, pricing actions to offset currency devaluations may not prove sufficient to offset further devaluations or may not hold in the face of customer resistance and/or competition.

Financing Business - a portion of the Registrant's profits arise from the financing of its customers' purchases of the Registrant's equipment. On average, 75 to 80 percent of equipment sales are financed through the Registrant. The Registrant's ability to provide such financing at competitive rates and realize profitable spreads is highly dependent upon its own costs of borrowing which, in turn, depend upon its credit ratings. There is no assurance that the company's credit ratings can be maintained and/or access to the credit markets can be assured. A downgrade or lowering in such ratings could restrict access to the credit markets, would reduce the profitability of such financing business, and/or reduce the volume of financing business done.

Productivity - the Registrant's ability to sustain and improve its profit margins is largely dependent on its ability to maintain an efficient, cost-effective operation. Productivity improvements through process reengineering, design efficiency and supplier cost improvements are required to offset labor cost inflation and potential materials cost changes and competitive price pressures.

International Operations - the Registrant derives approximately half its revenue from operations outside of the United States. In addition, the Registrant manufactures many of its products and/or their components outside the United States. The Registrant's future revenue, cost and profit results could be affected by a number of factors, including changes in foreign currency exchange rates, changes in economic conditions from country to country, changes in a country's political conditions, trade protection measures, licensing requirements and local tax issues.

New Products/Research and Development - the process of developing new high technology products and solutions is inherently complex and uncertain. It requires accurate anticipation of customers' changing needs and emerging technological trends. The Registrant must then make long-term investments and commit significant resources before knowing whether these investments will eventually result in products that achieve customer acceptance and generate the revenues required to provide anticipated returns from these investments.

Restructuring - the Registrant's ability to ultimately reduce pre-tax annual expenditures by approximately $1.4 billion, before reinvestments, is dependent upon its ability to successfully implement the 1998 and 2000 restructuring programs including the elimination of 14,200 net jobs worldwide (9,000 under 1998 program, 5,200 under 2000 program), the closing and consolidation of facilities and the successful implementation of process and systems changes.

Revenue Growth - the Registrant's ability to attain a consistent trend of revenue growth over the intermediate to longer term is largely dependent upon expansion of its equipment sales worldwide which in turn are dependent upon the ability to finance internally or through a third party the customer's purchases of the Registrant's products. The ability to achieve equipment sales growth is subject to the successful implementation of our initiatives to provide industry-oriented global solutions for major customers and expansion of our distribution channels in the face of global competition and pricing pressures. Our inability to attain a consistent trend of revenue growth could materially affect the trend of our actual results.

Liquidity - the Registrant's liquidity is currently provided through its own cash generation from operations, various financing strategies including securitizations and utilization of its $7 billion Revolving Credit Agreement with a group of 58 banks which is available through October, 2002. The Registrant has embarked upon a process of selling certain assets with the objective of generating proceeds for the purpose of retiring outstanding debt. Thus, the Registrant's liquidity is dependent upon its ability to successfully generate positive cash flow from operations, continuation of securitizations and other financing alternatives, and completion of asset sales.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                         XEROX CORPORATION

                                         /s/ MARTIN S. WAGNER
                                         --------------------------------
                                         By: MARTIN S. WAGNER
                                             Assistant Secretary

Dated: December 21, 2000